Exhibit 10.14

DEBT CANCELLATION AGREEMENT

This Debt Cancellation Agreement (this “Agreement”) is made and entered into as of May 14, 2012 (the “Effective Date”), by and among Bridgeway Acquisition Corp., a Delaware corporation (the “Company”), Keri Bosch (“K. Bosch”), Bosch Equities, L.P. (“Bosch Equities”) and Devin J. Bosch (“D. Bosch,” together with K. Bosch and Bosch Equities, the “Boschs”).

Recitals:

A.       The Company is indebted to the Boschs, or their affiliated companies for payment of certain Company’s expenses (the “Company Obligations”).  The Company Obligations is estimated to be in the amount of $8,088.

B.       The Company and the Boschs desire to cancel the Company Obligations in exchange for the issuance of 880,000 shares of common stock of the Company (the “Cancellation Shares”) to the Boschs.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.        Cancellation of Company Obligations. The Boschs hereby cancel all outstanding indebtedness of the Company owed to each of them and owed to all of the entities controlled by the Boschs, including the Company Obligations, and all of the accrued and unpaid interest thereon (the “Debt”). The Company acknowledges the cancellation of the Debt and all of the accrued and unpaid interest.

2.        Issuance of Common Stock. Upon execution by the Boschs of this Agreement and cancellation of the Company Obligations effective thereof, the Company agrees to issue to the Boschs the Cancellation Shares in amounts among the parties as instructed in writing.

3.        Release of Claim. Each of the Boschs, for himself, his heirs, his controlled companies, successors and assigns, privies, executors, administrators, legatees, and distributees, hereby releases and forever discharges the Company of and from any and all charges, complaints, actions, grievances, causes of action, suits, liabilities, obligations, promises, controversies, damages, losses, debts and expenses (including attorneys fees and costs) and claims in law or equity of any nature whatsoever, known or unknown, suspected or unsuspected, Bosch ever had, now has, or shall have against the Company under or related to the Debt.  Each of the Boschs represents and warrants that prior to this Agreement, he or she or a controlled entity alone was entitled to any payment under the Debt and that he has not assigned the Debt or any right of action relating thereto to any person who may claim against the Company.

4.        Representations of the Boschs.  Each of the Boschs understands that the Cancellation Shares are not registered under the Securities Act and that the issuance thereof to the Boschs is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant Section 4(2) of the Securities Act (“Section 4(2)”) and Regulation D promulgated under the Securities Act (“Regulation D”).  Each of the Boschs represents and warrants that s/he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”).  Each of the Boschs agrees to provide documentation to Bridgeway prior to Closing as may be requested by Bridgeway to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire.  Each certificate representing the Cancellation Shares issued to the Boschs shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

 “THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

 “TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

Each of the Boschs acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

Each of the Boschs acknowledges that s/he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Bridgeway and its securities, and, that all information required to be disclosed to him/her under Regulation D has been furnished to him/her by Bridgeway.  To the full satisfaction of each of the Boschs, s/he has been furnished all materials that he has requested relating to Bridgeway and the issuance of the Cancellation Shares hereunder, and each of the Boschs has been afforded the opportunity to ask questions of Bridgeway’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Boschs.

Each of the Boschs understands that the Cancellation Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Cancellation Shares or any available exemption from registration under the Securities Act, the Cancellation Shares may have to be held indefinitely.  Each of the Boschs further acknowledges that the Cancellation Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Bridgeway’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

Each of the Boschs agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Boschs under this Section 4 shall survive the closing of this Agreement.

 IN WITNESS WHEREOF, the parties to this Debt Cancellation Agreement have executed this agreement as of the date first written above.

BRIDGEWAY ACQUISITION CORP.

By:	/s/ Keri Bosch
Name:	Keri Bosch
Title:	President

BOSCH EQUITIES, L.P.

By: KBB Financial Inc., General Partner

By:	/s/ Keri Bosch
Name:	Keri Bosch
Title:	President

/s/ Devin J. Bosch
DEVIN J. BOSCH, Individually

/s/ Keri Bosch
KERI BOSCH, Individually